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                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Berry Petroleum Company on Form S-8 (File No. 33-23326 and 33-61337) of our report dated February 28, 1997 on our audits of the financial statements of Berry Petroleum Company as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.



Los Angeles, California
March 13, 1997









                              EXHIBIT 23.1